Exhibit 10.1

AGREEMENT

AGREEMENT (the "Agreement") made this 8th day April, 2017, by and among Kallo Inc., a Nevada corporation, ("KALLO") and FE Pharmacy Inc., an Ontario corporation, whose principal office is located at 97 King Street East, Oshawa, Ontario, Canada, L1H 1B8 ("FEPI").

RECITALS

A.         FEPI is engaged in the pharmaceutical business in Ontario, Canada.

B.          KALLO is engaged in the business of delivering medical products and services.

C.          KALLO and FEPI have agreed that in consideration of KALLO issuing FEPI restricted shares of common stock, FEPI will pay the debts and discharge the obligations of KALLO.

D.         Currently, KALLO has 8,779,547,461 shares of common stock outstanding and 95,000,000 shares of Series A Preferred Stock outstanding.  Each share of Series A Preferred Stock is entitled to 100 votes per Series A Preferred Stock.

E.          FEPI desires to acquire 475,000,000 post reverse-split restricted shares of KALLO common stock in consideration of which FEPI will assume and pay the debts and discharge the obligations of KALLO.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

ARTICLE I

ASSUMPTION OF CERTAIN DEBTS BY FEPI

1.1        Recitals. The foregoing Recitals are hereby made part of this Agreement.

1.2        Assumption of Certain Debts. In the manner and subject to the terms and conditions set forth herein, FEPI will assume all outstanding and contingent obligations of KALLO determined as of April 7, 2017, including, without limitation, those to the Canadian Revenue Agency in respect of payroll withholding taxes or otherwise and those payable to employees in respect of unpaid salaries, vacation pay or otherwise.

1.3        Consideration.

(a)
In consideration of FEPI agreeing to pay the debts of KALLO, KALLO will issue to FEPI 475,000,000 restricted post-reverse split shares of shares of KALLO Common Stock.  KALLO will reverse split its current authorized shares of common and its current outstanding shares of common stock on the basis of one share of common stock for each 600 shares of common stock authorized and outstanding.  After the reverse-split there will be 25,000,000 authorized shares of common stock.  After or concurrently with the reverse stock split, KALLO will increase its authorized shares of common stock to not fewer than 550,000,000 common shares and issue FEPI, 475,000,000 restricted shares of common stock.  Preferred stock will not be affected by the foregoing.

(b)	In the event that any of the debts of KALLO require the issuance of shares of KALLO common or preferred stock, FEPI will cause the said shares to be so issued.

(c)
After the foregoing, if the outstanding shares of KALLO Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization, or other similar transaction, then the number of shares of Common Stock referenced in Section 1.4(a), above, shall be appropriately adjusted.

1.4        Effect of the Share Issuance. Except as otherwise agreed:

(a)	The Articles of Incorporation of KALLO shall continue in effect without change or amendment.

(b)	The By-laws of KALLO shall continue in effect without change or amendment.

(c)	The board of directors of KALLO will continue as currently constituted. FEPI shall be entitled to appoint a representative who will be allowed to attend all meetings of the board of directors.

(d)	The following will continue as officers of Kallo: John Cecil - Chief Executive Officer, Lloyd Chiotti - Chief Operating Officer, and Samuel R. Baker - Corporate Secretary.

1.5        Further Action. From time to time, without further consideration, the parties shall execute and deliver such instruments and shall take such other action as either party reasonably may request to effect the issuance of shares and as may be necessary or appropriate to carry out the intent of this Agreement.

ARTICLE II

CONDUCT OF BUSINESS

KALLO covenants and agrees:

2.1        Access. KALLO shall afford FEPI and its legal counsel, accountants and other representatives, full access, to (a) all of the books, records, documents and correspondence of and records, and (b) KALLO's properties.

2.2        Conduct of Business. The business of KALLO shall be operated in the usual and ordinary course of such business and in material compliance with the terms of this Agreement. Without limiting the generality of the foregoing:

(a)
KALLO shall use its reasonable effort to complete or maintain all existing material arrangements; maintain the integrity of all confidential information; and comply in all material respects with all applicable laws; and,

(b)
Except as contemplated by this Agreement, KALLO shall not (i) sell, lease, assign, transfer or otherwise dispose of any of their material assets or property including cash; (ii) agree to assume, guarantee, endorse or in any way become responsible or liable for, directly or indirectly, any material contingent obligation; make any material capital expenditures; (iii) enter into any transaction concerning a merger or consolidation other than with the other party hereto or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, or assets, or stock or securities convertible into stock of any subsidiary, or make any material change in the present method of conducting business; (iv) declare or pay any dividends or make any other distribution (whether in cash or property) on any shares of its capital stock or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or warrants or options whether now or hereafter outstanding; (v) make or suffer to exist any advances or loans to, or investments in any person, firm, corporation or other business entity not a party to this Agreement; (vi) enter into any new material agreement or be or become liable under any new material agreement, for the lease, hire or use of any real or personal property; (vii) create, incur, assume or suffer to exist, any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property or assets, income or profits, whether now owned or hereafter acquired; or (viii) agree to do any of the foregoing.

2.3        Exclusivity. Except as fully disclosed and consented to by FEPI, KALLO its officers, directors, representatives and agents shall not hold discussions with any person or entity, other than FEPI or their respective agents concerning any inquiries, proposals or offers to purchase or invest in the business of KALLO nor the shares of capital stock of KALLO from any person other than FEPI, nor, except in connection with the normal operation of KALLO's respective business, or as required by law, or as authorized in writing by FEPI, to disclose any confidential information concerning KALLO to any person other than FEPI and FEPI's representatives or agents.

2.4        Board and Shareholder Approval. The Board of Directors of KALLO has determined that this Agreement is fair to and in the best interests of its stockholders and has approved and adopted this Agreement and the terms hereof. Shareholders of KALLO will not vote or approve of the transaction contemplated by this Agreement. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by KALLO, the valid and binding obligation of KALLO, enforceable in accordance with their respective terms.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF KALLO

KALLO represents and warrants as follows:

3.1        Accuracy of Reports.  All information contained in reports of KALLO is true and accurate.

3.2        Organization and Standing. KALLO is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. KALLO has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law except where the failure to qualify (individually or in the aggregate) will not have any material adverse effect on the business or prospects of KALLO. The copies of the Articles of Incorporation and Bylaws of KALLO, as amended to date, which have been delivered to FEPI, are true and complete copies of these documents as now in effect.

3.3        Capitalization.

(a)
The number of shares of capital stock which are issued and outstanding are set forth in Recital D to this Agreement. All of such shares of capital stock that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. Except as set forth in Section 3.3(b) below, there are no subscriptions, warrants, rights or calls or other commitments or agreements to which KALLO is a party or by which it is bound, pursuant to which KALLO is or may be required to issue or deliver securities of any class.

(b)	KALLO shall honor and abide by the approval of its board of directors to the issuance of common shares by resolution passed on or about June 26,2016.

(c)	To KALLO'S knowledge, all outstanding shares of KALLO capital stock have been issued and granted in compliance with all applicable securities laws and other applicable legal requirements.

3.4        Subsidiaries. KALLO owns the subsidiary corporations set forth in Exhibit 21.1 to its Form 10-K/A filed with the SEC on April 20, 2016.

3.5        Authority. KALLO's Board of Directors has determined that this Agreement is fair to and in the best interests of KALLO's stockholders. The execution, delivery and performance by KALLO of this Agreement (including the contemplated issuance of up to 475,000,000 KALLO restricted shares of common stock is in accordance with this Agreement) has or shall be duly authorized by all necessary action on the part of KALLO. KALLO has the absolute and unrestricted right, power and authority to perform its obligations under this Agreement. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by KALLO in accordance herewith, the valid and binding obligations of KALLO, enforceable in accordance with their respective terms.

3.6        Compliance with Laws and Regulations. KALLO has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local and foreign) applicable to it in all jurisdictions where the business of KALLO is conducted or to which KALLO is subject, including all requisite filings with the SEC. KALLO has not made any misrepresentation nor has omitted any material facts in any of its SEC filings to date.

3.7        Hazardous Materials. To the knowledge of KALLO, KALLO has not violated, or received any written notice from any governmental authority with respect to the violation of any law, rule, regulation or ordinance pertaining to the use, maintenance, storage, transportation or disposal of "Hazardous Materials."

3.8        No Breaches. The making and performance of this Agreement will not (i) conflict with or violate the Articles of Incorporation or the Bylaws of KALLO, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which KALLO is a party or by which KALLO or any of its businesses, or operations may be bound or affected.

3.9        Employees. KALLO does not have any employees that are represented by any labor union or collective bargaining unit.

3.10      Financial Statements. Year-end and quarterly unaudited financial statements up to September 30, 2016, are available from KALLO.

3.11      Government Licenses, Permits, Authorizations. KALLO has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits"). All such Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or, to the knowledge of KALLO, threatened.

3.12      Intellectual Property. KALLO is not currently in receipt of any notice of any violation or infringements of, and is not knowingly violating or infringing, or to the best of its knowledge has not violated or infringed the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset.

3.13      No Distributions. Except as disclosed by FEPI or as provided for herein, KALLO has not made nor has any intention of making any distribution or payment to any of its shareholders with respect to any of its shares.

3.14      Accounts Receivable. KALLO has no accounts receivables.

3.15      Insurance. KALLO has no insurance policies in effect.

3.16      No Omissions or Untrue Statements. To the best of each party's knowledge no representation or warranty made by KALLO contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE IV

DELIVERIES

4.1        KALLO's Deliveries. Kallo shall deliver as soon as possible after the signing of this Agreement.

(a)         certificates representing the KALLO restricted shares of common stock issuable under this Agreement;

(b)         Certified resolution of the Board of Directors authorizing and approving the transactions set forth herein;

(c)         such other documents as FEPI or their counsel may reasonably require.

ARTICLE V

ADDITIONAL COVENANTS

5.1        Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

5.2        SEC Filings. It is understood that KALLO is currently delinquent in reporting with the SEC and the parties agree that KALLO will have until October 10, 2017 to become current in its reporting with the SEC.

5.3        Conduct of Business.  KALLO will continue to conduct its businesses and maintain its business relationships in the ordinary and usual course consistent with past practice.

ARTICLE VI

INDEMNIFICATION OF KALLO

6.1        KALLO Shares Not Registered. FEPI has been advised that the KALLO restricted shares of common stock have not been and when issued, will not be registered under the Securities Act of 1933, as amended, the securities laws of any state of the United States or the securities laws of any other country and that in issuing and selling the KALLO Shares to SELLERS pursuant hereto, KALLO is relying upon the "safe harbor" provided by Regulation S of the Securities Act of 1933, as amended.  Resales of the KALLO Shares may only be made pursuant to an effective registration statement or the availability of an exemption from registration. All certificates evidencing the KALLO Shares shall, unless and until removed in accordance with law, bear a restrictive legend substantially in the following form:

The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended, nor any other applicable securities act (the "Acts"), and may not be sold, transferred, assigned, pledged or otherwise distributed, unless there is an effective registration statement under such Acts covering such securities or the Company receives an opinion of counsel for the holder of these securities (concurred on by counsel for the Company) stating that such sale, transfer, assignment, pledge or distribution is exempt from or in compliance with the registration and prospectus delivery requirements of such Acts.

6.2        Indemnification of KALLO. FEPI shall indemnify KALLO in respect of, and hold FEPI harmless against, any and all debts, obligations and other liabilities, monetary damages, fines fees, penalties, interest obligations, deficiencies, losses and expenses (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), determined as of April 7, 2017.

ARTICLE VII

MISCELLANEOUS

7.1        Indemnification of certain KALLO officers and directors by FEPI. FEPI shall indemnify John Cecil, Lloyd Chiotti and Samuel R. Baker, officers and/or directors of KALLO, as a result of any action brought by any creditor of KALLO from the failure of FEPI to pay any of the debts or discharge obligations of KALLO, including without limitation attorney's fees and litigation costs incurred or suffered by John Cecil, Lloyd Chiotti, and Samuel R. Baker or any of them.

7.2        Publicity. KALLO and FEPI shall not issue any press release or make any other public statement, in each case, relating to, in connection with or arising out of this Agreement or the transactions contemplated hereby, without obtaining the prior approval of the other, unless such disclosures would, in the reasonable judgment of FEPI prevent the timely dissemination of such release or statement in violation of applicable federal securities laws, rules or regulations or policies of the Bulletin Board.

7.3        Succession and Assignments. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other parties. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes.

7.4        Notices. All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) sent by the Canadian Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section)

If to KALLO:	KALLO, INC.
c/o Samuel R. Baker, Q.C.
255 Duncan Mill Road, Suite 504
Toronto, Ontario, Canada, M3B 3H9

If to FEPI:	FE PHARMACY INC.
97 King Street East
Oshawa, Ontario, Canada, L1H 1B8

Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the fourth business day following the date deposited with the Canadian Postal Service, as the case may be, or (iii) 24 hours after shipment by such courier service.

7.5        Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada without giving effect to the principles of conflicts of law thereof. All parties hereby irrevocably submit to the exclusive jurisdiction of any provincial court sitting in the Province of Ontario, Canada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that he is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.

7.6        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

7.7        Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

7.8        Severability.  To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

KALLO:	KALLO INC.
a Nevada Corporation

	BY:	JOHN CECIL
John Cecil, President

FEPI:	FE PHARMACY INC.
an Ontario Corporation
SAMUEL R. BAKER
witness	BY	RAJNI KASSETT
Rajni Kassett, President